UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 18, 2022

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 Intrepid Avenue, 2nd Floor,

Philadelphia, Pennsylvania 19112

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 18, 2022, Rite Aid Corporation (the “Company”) announced the results, as of 5:00 p.m., New York City time, on November 17, 2022 (the “Original Early Tender Deadline”) of its previously announced tender offer (the “Tender Offer”) to purchase for cash up to $200 million aggregate purchase price of the Company’s outstanding 7.50% Senior Secured Notes due 2025 (CUSIP Nos. 767754CK8 and U76659AX6) (the “Notes”). The Company also announced that it is (i) extending the Original Early Tender Deadline and withdrawal deadline to 5:00 p.m., New York City time, on November 22, 2022, unless further amended in the Company’s sole discretion, (ii) waiving certain conditions to the Tender Offer, including the Company entering into certain amendments to the Company’s existing credit agreement providing for, among other things, an increase in the available borrowing commitments thereunder, and (iii) terminating its previously announced solicitation of consents (the “Consent Solicitation”) from holders of the Notes to amend certain provisions of the indenture governing the Notes and certain related security agreements. The final expiration time of the Tender Offer will also be extended and the Tender Offer will expire immediately after 11:59 p.m., New York City time, on December 7, 2022, unless further extended or earlier terminated by the Company. The Company does not intend to make any further amendments or changes to the Tender Offer. A copy of the press release, which describes these amendments to the Tender Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release announcing extension of early tender deadline and amendments to the Tender Offer and the Consent Solicitation, dated November 18, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 18, 2022	By:	/s/ Matthew C. Schroeder
	Name:	Matthew C. Schroeder
	Title:	Executive Vice President and Chief Financial Officer